UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(212) 393-4540

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kyle Haug as a Director

On November 9, 2023, the Board of Directors (the “Board”) of Dominari Holdings Inc. (the “Company”) appointed Kyle Haug as a director of the Company to fill the Class I vacancy created by the resignation of Mr. Robert J. Vander Zanden. Mr. Haug has also been appointed to the audit and compensation committees and, in connection therewith, Gregory Blattner has stepped down from each of those committees.

There is no arrangement or understanding between Mr. Haug and any other persons pursuant to Mr. Haug’s appointment as director and there are no related party transactions involving Mr. Haug that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Haug is a party to or in which he participates nor have there been any material amendment to any plan, contract or arrangement by virtue of Mr. Haug’s appointment.

The following is certain biographical information regarding Mr. Haug:

Kyle Haug, 40, has been the Chief Operating Officer of Haug Partners LLP, an intellectual property-focused firm, since 2021 and its Chief Marketing Officer and Chief Technology Officer since 2017. Mr. Haug graduated with a B.S. in Administration of Justice from Penn State University. The Company believes Mr. Haug is well qualified to serve as a director due to his experience and skill in aiding the growth of company operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer